UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 24, 2009

CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 1000, Houston, Texas  77002
(Addresses of principal executive offices and zip codes)

Registrant’s telephone number, including area code:  (713) 830-8775

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 24, 2009, Calpine Steamboat Holdings, LLC (“Steamboat”), an indirect, wholly-owned subsidiary of Calpine Corporation (“Calpine”), as borrower, entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”) with Calyon New York Branch as lead arranger, co-book runner, administrative agent, collateral agent and Security Fund LC issuer; WestLB AG, New York Branch as lead arranger, co-book runner and syndication agent; CoBank ACB and The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch as lead arrangers, co-book runners and co-documentation agents; Landesbank Hessen-Thüringen, Natixis, New York Branch, The Governor & Company of the Bank of Ireland and Bayerische Hypo-Und Vereinsbank AG, New York Branch as lead arrangers; and the lenders named therein, amending the Credit Agreement, dated as of February 25, 2005, among the parties (the “Credit Agreement”). Steamboat is a holding company that primarily operates through its wholly-owned subsidiaries, Freeport Energy Center, a cogeneration power plant located in Freeport, Texas and Mankato Energy Center, a combined-cycle power plant located in Blue Earth County, Minnesota (the “Project Companies”). This summary of the material terms of the Amended Credit Agreement is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Amended Credit Agreement consists of a term loan facility of $465 million, an increase of $17 million from the $448 million in outstanding term loans under the Credit Agreement, which additional borrowing was used to pay accrued and unpaid interest, breakage costs and other fees in connection with closing the Amended Credit Agreement. The Amended Credit Agreement also provides for a “security fund” letter of credit facility of up to $11 million and a “DSR” letter of credit facility of up to $22.5 million. The maturity date of the term loan and letter of credit facilities have been extended under the Amended Credit Agreement from December 2011 to November 24, 2017, with respect to the term loan and security fund letter of credit facilities, and September 29, 2017, with respect to the DSR letter of credit facility. The Amended Credit Agreement is secured, subject to certain exceptions and permitted liens, by all real and personal property of Steamboat and the Project Companies and by pledges of the equity interests in Steamboat and the Project Companies. The Amended Credit Agreement is without recourse to Calpine or any of Calpine’s other subsidiaries or assets.

Interest on the term loans is initially priced at base rate (as defined in the Amended Credit Agreement) plus a margin which escalates from 2.875% to 3.375% (the “Rate Margin”) less 1% during the term of the Amended Credit Agreement. Steamboat may, at its option upon written notice to the administrative agent, convert the interest rate on all or a portion of the amounts outstanding under the term loans to the one month, three month or six month LIBOR rate plus the Rate Margin and may convert any LIBOR rate loan back to a base rate loan. Both the security fund and DSR letter of credit facilities incur (i) a commitment fee equal to 1.0% for the average unutilized letters of credit and (ii) a letter of credit participation fee equal to the Rate Margin for the stated amount of the issued letters of credit. Steamboat is required to enter into interest rate hedging arrangements for at least 75% of the outstanding term loan and letter of credit amounts.

Subject to certain limitations and minimum amounts, Steamboat may elect to permanently reduce the commitment amounts under both the security fund and DSR letter of credit facilities and prepay, without penalty, in whole or in part, the amounts outstanding under the term loans, plus accrued and unpaid interest, upon five banking days written notice to the administrative agent. The Amended Credit Agreement does not allow for re-borrowing once the letter of credit or loan amounts have been reduced or repaid.

Subject to certain qualifications and exceptions, the Amended Credit Agreement contains covenants that limit the ability of Steamboat and its Project Companies to:

•      incur additional indebtedness;
•      pay dividends or distributions;
•      make investments;
•      create, incur or assume liens;
•      sell, lease, transfer or otherwise dispose of assets;
•      purchase assets or make capital expenditures above certain thresholds;
•      enter into certain hedging transactions;

•      enter into transactions with affiliates; and
•      consolidate, merge or transfer all or substantially all of their assets on a combined basis.

If an event of default arises due to certain events of bankruptcy or insolvency with respect to Steamboat, the term loans will immediately and automatically be accelerated and the term loan and letter of credit commitments terminated without any further action by the lenders, the administrative agent, or any other party.  If any other event of default arises, including failure to pay principal or interest on a timely basis, loss of all or a substantial portion of the collateral, certain defualts under other indebtedness, certain changes in regulatory status or changes in control and failure to comply with the agreements or other covenants under the Amended Credit Agreement, subject to certain limitations or cure periods, the administrative agent and lenders may elect to accelerate payment under the term loans and cause them to become immediately due and payable, cancel all remaining commitments or future loans and/or require Steamboat to post cash collateral of 102.5% of the total amount of exposure under letters of credit issued under the Amended Credit Agreement.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

Exhibit No.	Description

10.1
Amended and Restated Credit Agreement, dated as of November 24, 2009, among Calpine Steamboat Holdings, LLC as borrower; Calyon New York Branch as lead arranger, co-book runner, administrative agent, collateral agent and Security Fund LC issuer; WestLB AG, New York Branch as lead arranger, co-book runner and syndication agent; CoBank ACB and The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch as lead arrangers, co-book runners and co-documentation agents; Landesbank Hessen-Thüringen, Natixis, New York Branch, The Governor & Company of the Bank of Ireland and Bayerische Hypo-Und Vereinsbank AG, New York Branch as lead arrangers; and the lenders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ ZAMIR RAUF
Zamir Rauf
Executive Vice President and
Chief Financial Officer

Date: November 30, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amended and Restated Credit Agreement, dated as of November 24, 2009, among Calpine Steamboat Holdings, LLC as borrower; Calyon New York Branch as lead arranger, co-book runner, administrative agent, collateral agent and Security Fund LC issuer; WestLB AG, New York Branch as lead arranger, co-book runner and syndication agent; CoBank ACB and The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch as lead arrangers, co-book runners and co-documentation agents; Landesbank Hessen-Thüringen, Natixis, New York Branch, The Governor & Company of the Bank of Ireland and Bayerische Hypo-Und Vereinsbank AG, New York Branch as lead arrangers; and the lenders named therein.